Exhibit 32.1

Woodward, Inc.

Section 1350 certifications

We hereby certify, pursuant to 18 U.S.C. Section 1350, that the accompanying Quarterly Report on Form 10-Q for the period ended June 30, 2014, of Woodward, Inc., fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Quarterly Report on Form 10-Q  fairly presents, in all material respects, the financial condition and results of operations of Woodward, Inc.

Date:	July 21, 2014	/s/ Thomas A. Gendron Thomas A. Gendron Chairman of the Board, Chief Executive Officer, and President
Date:	July 21, 2014	/s/ Robert F. Weber, Jr. Robert F. Weber, Jr. Vice Chairman, Chief Financial Officer, and Treasurer

A signed original of this written statement required by Rule 13a-14(b)/15d-14(b) and 18 U.S.C. Section 1350, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.